Exhibit 99.2

CUMBERLAND PHARMACEUTICALS REPORTS
2013 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

- Acquired Vaprisol® from Astellas Pharma US, Inc.

NASHVILLE, TN ( Tuesday, March 4, 2014) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced fourth quarter and annual 2013 financial results. The Company also recently announced the acquisition of Vaprisol, a marketed critical care product from Astellas Pharma US, Inc.
Net Revenue: For the three months ended December 31, 2013, net revenue was $8.2 million, compared to $13.7 million for the prior year period. Net revenue was $3.7 million for Acetadote® including $2.2 million from our authorized generic, $2.8 million for Kristalose®, $0.6 million for Caldolor®, and $1.0 million for our new product, Omeclamox®-Pak.
For the year ended December 31, 2013, net revenues were $32.0 million, compared with $48.9 million for 2012.
Operating Expenses: Total operating expenses for the three months ended December 31, 2013 were $10.6 million compared to $10.4 million the prior year period.
For the year ended December 31, 2013, total operating expenses were approximately $35.8 million compared with $40.0 million for 2012.
Net (Loss) Income: Net (loss) income attributable to common shareholders for the three months ended December 31, 2013 was a net loss of $1.5 million, or $(0.08) per diluted share, compared to net income of $1.8 million, or $0.09 per diluted share, for the same period in 2012.
Net (loss) income attributable to common shareholders for the year ended December 31, 2013 was a net loss of $2.1 million, or $(0.11) per diluted share, compared to net income of $5.8 million, or $0.30 per diluted share, for 2012.
Balance Sheet: As of December 31, 2013, cash and marketable securities were $54.9 million, compared to $71.0 million at the end of the prior year. Total assets at December 31, 2013, were $87.6 million compared to $98.6 million at the end of 2012. As of December 31, 2013, the revolving line of credit had been fully paid compared to our balance of $4.4 million at the end of 2012.

“The Company encountered new challenges in 2013 and I am pleased to report that our team rose to the occasion,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. “Our strategic theme for 2014 is to continue to build a diversified specialty product portfolio while deploying our resources to sustain long-term profitability. We will continue to focus on our mission of improving patient care through the delivery of high quality pharmaceutical products.”

Exhibit 99.2

Product Highlights

Vaprisol®
Cumberland recently announced the acquisition of Vaprisol from Astellas Pharma US, Inc. Vaprisol is a patented, prescription brand indicated to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia. The product was developed and registered by Astellas and commercially launched in 2006. It is one of two branded prescription products indicated for the treatment of hyponatremia.
The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol does not require dilution and has a well-defined daily dose of 10 mg, 20 mg, or 40 mg.
Under the terms of the deal, Cumberland will assume full responsibility for the product including its marketing, distribution and manufacture. Cumberland will promote Vaprisol across the United States through its hospital sales force, which also features its Caldolor and Acetadote brands.

Omeclamox®-Pak

Cumberland announced during the fourth quarter, an agreement with Pernix Therapeutics LLC for the promotion of Omeclamox-Pak covering the United States. Omeclamox-Pak is a branded prescription product that combines omeprazole, amoxicillin and clarithromycin for the treatment of Helicobacter pylori (H. pylori) infection and duodenal ulcer disease. It is the only FDA approved triple combination medication to contain omeprazole as the proton pump inhibitor and is prescribed over a shortened treatment period of ten days.

Under the terms of the agreement, Cumberland will promote the product to gastroenterologists across the United States through its field sales force, which also promotes its Kristalose brand. Pernix will promote the product through its specialty sales force focusing on select primary care physicians. The companies will cooperate in the marketing and other activities needed to support the commercialization of the brand.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, March 4, 2014 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2013 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 4339060. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription products. The Company's primary target markets include hospital acute care and gastroenterology. Cumberland's marketed products include

Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, the first injectable treatment for pain and fever approved in the United States, Kristalose® (lactulose) for Oral Solution, a prescription laxative, Omeclamox-Pak® for the treatment of H. pylori and duodenal ulcer disease and Vaprisol®, an intravenous treatment for hyponatremia. Cumberland is dedicated to providing innovative products that improve quality of care for patients. For more information on Cumberland, please visit the Company’s website at www.cumberlandpharma.com.

About Acetadote
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.

About Caldolor
Caldolor is indicated for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever in adults. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with asthma, urticarial, or allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.

About Kristalose
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.

Exhibit 99.2

About Omeclamox-Pak

Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S. Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.

About Vaprisol

Vaprisol an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S. Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Elizabeth Davis	Rebecca Kirkham
Corporate Relations	Lovell Communications
(615) 255-0068	(615) 297-7766

SOURCE: Cumberland Pharmaceuticals Inc.

Exhibit 99.2

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)
December 31, 2013 and 2012

	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$40,869,457	$54,349,381
Marketable securities	14,019,761	16,686,136
Accounts receivable, net of allowances	4,530,424	6,017,201
Inventories	5,722,882	6,218,355
Prepaid and other current assets	825,675	1,671,091
Deferred tax assets	2,711,516	2,290,078
Total current assets	68,679,715	87,232,242
Property and equipment, net	880,647	1,188,914
Intangible assets, net	15,498,819	9,476,798
Deferred tax assets	1,208,891	50,411
Other assets	1,345,666	645,366
Total assets	$87,613,738	$98,593,731

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,035,853	$2,790,554
Other current liabilities	5,509,917	5,264,806
Total current liabilities	7,545,770	8,055,360
Revolving line of credit	—	4,359,951
Other long-term liabilities	776,125	611,933
Total liabilities	8,321,895	13,027,244
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 17,985,503 and 18,937,107 shares issued and outstanding as of December 31, 2013 and 2012, respectively	63,073,941	67,197,167
Retained earnings	16,394,540	18,499,154
Total shareholders’ equity	79,468,481	85,696,321
Noncontrolling interests	(176,638)	(129,834)
Total equity	79,291,843	85,566,487
Total liabilities and equity	$87,613,738	$98,593,731

Exhibit 99.2

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive (Loss) Income
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012

Revenues:
Net product revenue	$8,054,928	$13,637,333	$31,100,698	$47,944,031
Other revenue	104,739	59,033	926,764	907,206
Net revenues	8,159,667	13,696,366	32,027,462	48,851,237
Costs and expenses:
Cost of products sold	2,145,011	2,172,762	5,439,422	5,046,179
Selling and marketing	3,761,552	4,942,425	14,387,745	20,329,493
Research and development	1,339,295	441,215	5,615,501	5,095,172
General and administrative	3,100,407	2,752,567	9,489,976	9,055,959
Amortization	285,479	134,404	896,156	506,332
Total costs and expenses	10,631,744	10,443,373	35,828,800	40,033,135
Operating (loss) income	(2,472,077)	3,252,993	(3,801,338)	8,818,102
Interest income	68,582	48,791	230,291	304,865
Interest expense	(40,701)	(15,616)	(103,422)	(71,985)
(Loss) income before income taxes	(2,444,196)	3,286,168	(3,674,469)	9,050,982
Income tax benefit (expense)	932,801	(1,492,213)	1,523,051	(3,244,776)
Net (loss) income	(1,511,395)	1,793,955	(2,151,418)	5,806,206
Net loss at subsidiary attributable to noncontrolling interests	11,032	11,545	46,804	36,286
Net (loss) income attributable to common shareholders	$(1,500,363)	$1,805,500	$(2,104,614)	$5,842,492

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.08)	$0.09	$(0.11)	$0.30
Diluted	$(0.08)	$0.09	$(0.11)	$0.30
Weighted-average common shares outstanding:
Basic	18,072,805	19,048,945	18,332,997	19,564,625
Diluted	18,072,805	19,245,047	18,332,997	19,787,537

Comprehensive (loss) income	$(1,511,395)	$1,793,955	$(2,151,418)	$5,806,206

Exhibit 99.2

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
Years ended December 31, 2013 and 2012

	2013	2012

Cash flows from operating activities:
Net (loss) income	$(2,151,418)	$5,806,206
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Depreciation and amortization expense	1,301,835	901,649
Deferred tax benefit	(1,579,918)	(829,846)
Share-based compensation	674,955	636,528
Excess tax benefit derived from exercise of stock options	(48,024)	(3,760,766)
Noncash interest expense	24,075	24,075
Noncash investment losses (gains)	178,822	(45,814)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	1,486,777	1,065,689
Inventories	495,473	(443,661)
Prepaid, other current assets and other assets	117,021	(648,941)
Accounts payable and other accrued liabilities	58,855	4,373,276
Other long-term liabilities	187,673	56,787
Net cash provided by operating activities	746,126	7,135,182
Cash flows from investing activities:
Additions to property and equipment	(97,412)	(464,893)
Additions to intangible assets	(7,462,080)	(2,071,926)
Proceeds from sale of marketable securities	6,859,061	5,220,480
Purchases of marketable securities	(4,371,508)	(21,860,802)
Net cash used in investing activities	(5,071,939)	(19,177,141)
Cash flows from financing activities:
Net repayments on line of credit	(4,359,951)	(500,000)
Repurchase of common shares	(4,800,908)	(8,086,594)
Exercise of stock options	(41,276)	618,022
Excess tax benefit derived from exercise of stock options	48,024	3,760,766
Net cash used in financing activities	(9,154,111)	(4,207,806)
Net decrease in cash and cash equivalents	(13,479,924)	(16,249,765)
Cash and cash equivalents, beginning of year	54,349,381	70,599,146
Cash and cash equivalents, end of year	$40,869,457	$54,349,381

Exhibit 99.2